Exhibit 10.1

                            2005 EMPLOYMENT AGREEMENT
                         BETWEEN NATIONAL LAMPOON, INC.
                                       AND
                                DANIEL S. LAIKIN

         This 2005 EMPLOYMENT AGREEMENT (the "Agreement"), is entered into by and between National Lampoon, Inc., a California Corporation (the "Company"), and Daniel S. Laikin ("Executive").

A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT

         (a) Executive Employment. The Company hereby employs Executive, and Executive hereby agrees to perform services for the Company for and during the term hereof, and to serve as CEO of the Company. Executive shall perform such duties and have such responsibilities as are set forth in the Bylaws of the Company and as may from time to time be assigned to Executive by the Board. The Executive shall report solely to the Board and shall be subject to direction solely from the Board in the performance of his duties hereunder. For purposes of this Agreement, unless the context otherwise requires, references to the business of "the Company" shall include any successor corporation or corporations which may be the eventual successor to the present or future business and/or assets of the Company.

         (b) Duties. Throughout the period that the Executive is employed by the Company hereunder (the "Employment Term"), Executive shall devote substantial time, energy and skill during normal business hours to the business and affairs of the Company, except for vacation periods and periods of illness or incapacity, but nothing in this Agreement shall preclude Executive from devoting reasonable amounts of time to serve as a director or member of a committee of any organization involving no material and substantial conflict of interest with the Company or from pursuing personal investments provided that Employee shall not, directly or indirectly, as employee, consultant, agent, investor, principal, partner, stockholder (except as a holder of less that 1% of the issued and outstanding stock or debt of a publicly held corporation), officer, director or otherwise, engage or participate in any business similar to or in competition in any manner whatsoever with the business as now or hereafter conducted.

         (c) Place of Employment. The Company shall not change the location of the principal office of the Company or Executive's principal place of employment during the Employment Term of this Agreement without the prior written approval of Executive. The Executive shall not be required to travel from Los Angeles on

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business  for  unreasonable  periods  of time or on an  unreasonable  number  of business trips.

         2. COMPENSATION. The Company shall provide to Executive and pay the following forms of compensation:

         (a) Base Salary.

                  (i) During the Employment Term, the Company shall pay to Executive an annual salary (the "Base Salary") for the services to be rendered by him hereunder, including all services to be rendered as an officer or employee of the Company or any of its direct or indirect subsidiaries, which shall be Two Hundred, Fifty Thousand Dollars ($250,000) per year. Such salary shall be payable in cash in semi-monthly payments on the 1st and 15th days of each month. Executive's Base Salary as in effect from time to time shall not be subject to reduction without Executive's prior written consent.

                  (ii) Adjustments to Base Salary. Executive's Base Salary may be increased (but not decreased) by the Board in its sole discretion.

         (b) Stock Options. On each anniversary of the effective date of this Agreement, the Board (acting solely by "outside directors" as such term is defined in the regulations regarding performance based compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended, shall grant to Executive options to purchase 100,000 shares of the Company's Common Stock, no par value (the "Common Stock") on the following terms and conditions:

                  (i) The options shall be granted under and pursuant to the Company's Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan").

                  (ii) The exercise price of each option shall be equal to (A) the average of the last reported sale price for one share of Common Stock during the five (5) business days preceding the date of grant as reported on the NASDAQ Automated Quotation System; or (B) if (A) is not applicable, then the fair market value of one share of the Common Stock, as determined in good faith by the Board.

                  (iii) All stock options granted to Executive  pursuant to this
Section 2(b): (A) shall be immediately exercisable; (B) shall expire to the extent not exercised prior to the close of business on the day ten (10) years from the date of grant; and (C) shall be governed by the Plan and an agreement substantially in the form of the agreement attached hereto as Exhibit A, or as otherwise agreed upon by the parties. The Company shall use its best efforts to assure that all options are granted to Executive under the Plan, or a similar plan later adopted by the Company, which satisfies the conditions of Rule 16b-3 of the Securities and Exchange Commission or any successor thereto.

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                  (iv) In the event of a change in the  number of the  Company's shares of Common Stock outstanding caused by an event listed in Section 3.3 of the Plan, the number of shares subject to options granted after the date of such event shall be adjusted in accordance with the procedures contained in such Section and the number of options to be granted to Executive pursuant to this
Section 2(b) shall be correspondingly adjusted.

                  (v) Notwithstanding the foregoing, if and to the extent that, in the opinion of counsel, the Company is unable to grant the Executive any stock options due Executive pursuant to this Section 2(b) because such grant would violate any state or federal securities law, regulation, permit or approval obtained by the Company, then the Company shall to the extent it is able to do so without violation of the foregoing, at the time such stock options would otherwise be granted to Executive hereunder; agree with the Executive on a reasonably equivalent, alternative form of compensation, with the agreement of neither party to be unreasonably withheld.

                  (vi) The Board may grant additional stock options to Executive in its sole discretion.

         (c) Vacation. During the Employment Term, Executive shall be entitled to four (4) weeks annual paid vacation to be taken at such times as are mutually satisfactory to Executive and to the Company.

         (d) Other Benefits. During the Employment Term, the Company shall provide Executive with benefits substantially similar to those enjoyed by the former CEO under any of the Company's vacation, pension, retirement, life insurance, medical, health and accident, or disability plans or policies in which the former CEO was participating and the Company shall not take any action which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit enjoyed by the CEO immediately prior to the date of this Agreement. During the Employment Term, Executive shall also be entitled to participate in or receive benefits under all of the Company's employee benefit plans, policies, practices and arrangements made available by the Company in the future to its executive employees subject to and on a basis consistent with the terms, conditions and overall administration of such benefit plans and the terms of this Agreement. Without limiting the foregoing, during the Employment Term, the Company shall provide Executive with support services comparable to those provided to the former CEO, including without limitation the exclusive use of an appropriate office and the services of a secretary of his choice. At its discretion, the Board may grant to Executive benefits under the Company's existing employee benefit plans in addition to those presently enjoyed by Executive or specified herein, based upon Executive's contributions to the success of the Company.

         (e) Bonus Program. Compensation for position will also include a bonus program.

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                  (i) The bonus program will be 50% paid in cash and 50% paid in stock.

                  (ii) The bonus program will be paid out on a bi-annual basis. The targets for the program will be mutually agreed upon between Bennett and the Compensation Committee of the Board of Directors. The following chart depicts term, amount of payout and timing of payment.

                 --------------------------------------------------
                     Period          Amount         Payout
                 --------------------------------------------------
                   Aug - Jan        $50,000          Feb
                 --------------------------------------------------
                   Feb - Jul        $50,000          Aug
                 --------------------------------------------------

                 --------------------------------------------------

                 --------------------------------------------------

                  (iii) The bonus program will also include a provision for performance that exceeds expectations. For performance in meeting each target above 100% the company will pay out the same percentage as a percentage of target amount ie 150% achievement equates to a payment of $75,000 split equally between cash and stock.

         3. EXPENSES. Executive shall be reimbursed for expenses incurred for business purposes by the Company upon presenting satisfactory vouchers evidencing such expenses. Executive shall be provided with and the Company shall pay all insurance, maintenance, license, registration and operational expenses for an automobile of his choice (luxury class).

4.       TERMINATION.

         (a) Term. This Agreement shall be in effect from the date hereof through a period ending three years after the date hereof, and shall automatically be extended for successive three year terms thereafter unless and until the Board of Directors elects not to renew this Agreement and cause the Company to so notify Executive in writing of such nonrenewal at least sixty (90) days prior to the end of the then-current three-year term of this Agreement or unless earlier terminated in accordance with this Section 4 (the "Employment Term"); provided, however, for purposes of deciding not to renew Executive's employment for an additional term hereunder a majority of the "Independent Director" (as defined in the Voting Agreement) and the "Series B Directors" (as defined in the Voting Agreement), acting as a group, shall make that decision for the Board of Directors, and the remaining Directors shall not participate in such decision, notwithstanding any provision of the Bylaws of the Company to the contrary, and the Board of Directors shall abide by, and act in accordance with, the decision of such group.

         (b) Notice of Termination. "Notice of Termination" shall be a written notice terminating Executive's employment hereunder which shall indicate the specific termination provision in this Agreement relied upon and shall set forth

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in reasonable detail the facts and circumstances  claimed to provide a basis for termination of employment under the provision so indicated.

         (c) Death. This Agreement shall be terminated automatically upon the death of Executive.

         (d) Disability. This Agreement shall be terminated automatically upon the permanent disability of Executive. For purposes of this Agreement, a permanent disability shall be deemed to have occurred if (i) Executive is unable to perform his material duties hereunder for a period of ninety (90) consecutive days, or one hundred eighty (180) days in any one (1) year, on account of any physical or mental disability; or (ii) a licensed physician selected by the Company and approved by Executive (or his closest relative if Executive is unable to act), which approval shall not be unreasonably withheld, makes a medical determination of physical or medical disability or incapacity of Executive.

         (e) Termination by the Company For Cause. This Agreement may be terminated voluntarily by the Company immediately at any time during its term for "Cause" which shall mean (i) the willful and continued failure by Executive to substantially perform his duties with the Company in good faith (other than any such failure resulting from his incapacity due to physical or mental illness), after a demand for substantial performance is delivered to him by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties in good faith; or (ii) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 4(e), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a Notice of Termination and a copy of a resolution duly adopted by the affirmative vote of at least five of the six members of the Board excluding Executive at a meeting of the Board called and held for such purpose (after reasonable written notice to Executive, not less than 10 days prior to the date of such meeting, detailing the alleged basis for such determination; and an opportunity for Executive, together with his counsel, to be heard before such meeting), finding that in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clause (i) or (ii) of the first sentence of this Section 4(e) and specifying the particulars thereof in detail. Any dispute concerning a determination of "Cause" pursuant hereto shall be subject to arbitration pursuant to Section 9(c) hereof.

         (f) Date of Termination. Subject to Section 4(g), "Date of Termination" means (i) if employment is terminated upon the death of Executive, the date of such death; (ii) if employment is terminated upon the permanent disability of Executive as provided for in Section 4(d), on the date permanent disability is first established pursuant to that Section; or (iii) if employment is terminated pursuant to Section 4(e), the date specified in the second to last sentence of
Section 4(e).

         (g) Notice of Dispute. Within fifteen (15) days after Notice of Termination is given pursuant to Section 4(e), the party receiving such Notice of Termination may notify the other party that a dispute exists concerning the termination ("Notice of Dispute"), and the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided, however, that the Date of Termination shall be extended by a Notice of Dispute only if the party delivering such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of a Notice of Dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given and continue him as a participant in all compensation, bonus, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Notwithstanding anything expressed or implied to the contrary in this Section 4(i), the failure of a party to give a Notice of Dispute or to pursue a dispute with reasonable diligence shall not foreclose the party from disputing such termination or otherwise pursing any rights to damages or other remedies to which the party may be entitled at law.

         5.  COMPENSATION  AND BENEFITS  UPON  CERTAIN  EARLY  TERMINATIONS.  If
Executive's employment shall be terminated by the Company for Cause, or by Executive, or upon the death or disability of Executive, in addition to any benefits mandated by law, the Company shall pay Executive his full Base Salary in effect at the Date of Termination and other benefits to which he is entitled through the Date of Termination at the rate in effect at the time Notice of Termination is given.

         6. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         7. REGISTRATION RIGHTS.

                  (a) The Company shall register all options of Executive (regardless of whether such options have been granted under this Agreement or otherwise), and the Common Stock with respect to which such options are exercisable, as soon as practicable after issuance on Form S-8 or any successor form thereto pursuant to the rules and regulations of the Securities and Exchange Commission.

         8. INDEMNITY. Concurrently with the execution of this Agreement, the Company and the Executive shall execute and deliver to each other an Indemnity Agreement in the form attached as Exhibit "B" hereto. The delivery of such

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agreement by the Company is in consideration for the performance by Executive of his obligations under this Agreement.

         9.       MISCELLANEOUS.

         (a) Severability. The provisions of this Agreement shall be severable and if any provision hereof shall be judged to be invalid, such invalidity shall not affect any other portion of this Agreement, which can be given effect.

         (b) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be duly given if actually received or if duly mailed, registered or certified mail, return receipt requested, postage prepaid:

                  If to the Company, to:
                  National Lampoon, Inc.
                  10850 Wilshire Blvd., Suite 1000
                  Los Angeles, CA 90024

                  If to Executive, to:
                  Daniel S. Laikin
                  9920 Towne Road
                  Carmel, IN 46032

or to such other address as either party may furnish to the other in writing, making specific reference to this Section 9(b).

         (c) Arbitration. In the event that there shall be a dispute between the parties hereto concerning the meaning, application or interpretation of this Agreement or of the legal relations connected therewith, or concerning any alleged breach hereof, or to enforce the terms hereof or to seek damages in respect of a breach hereof or otherwise relating hereto, then such dispute shall be referred to the American Arbitration Association for arbitration before a single arbitration in Los Angeles, California, according to the rules of the arbitrator appointed by said Association; and the decision of such Association shall be final and binding on the parties hereto.

         (d) Rights to Work Product. Executive grants to the Company all rights of every kind whatsoever, exclusively and perpetually, in and to all services performed by him for the Company hereunder, during the term hereof, and the results and proceeds thereof, including all of Executive's creative works including without limitation ideas, concepts, formats, themes, screenplays, and/or adaptations of the foregoing, whether or not reduced to writing, and whether or not otherwise protected by copyrights, or rights thereto, or at common law or otherwise during the term hereof. Executive agrees that all films, film rights, videotapes, distribution rights, literary material, photoplays, music rights, ideas for photoplays, scripts and similar rights, presentations, ideas, formats and all other material (collectively referred to as "Material") submitted to him by third parties during the term of his employment hereunder shall be deemed to be submitted to the Company and upon the termination of his employment hereunder Executive shall forthwith deliver all such Material in his possession, if any, to the Company.

         (e) Confidentiality. Without the express prior written consent of the Company, Executive shall not, except in the ordinary course of performing his duties for the Company, disclose or make available to anyone outside the
Company, any confidential or proprietary information of the Company its subsidiaries, or affiliated corporations or entities including, without limitation, trade secrets, customer lists, financial data, programming plans or other information not generally known to any competitor of the Company, its subsidiaries or affiliated corporations or entities. Upon termination of his employment, Executive shall deliver to the Company all documents in his possession containing any such confidential or proprietary information; provided, however, that Employee shall be entitled to retain a copy (but not the original) of his personal correspondence file. The agreements of Executive set forth in this Section 9(e) shall survive the end of the Employment Term.


         (f) Attorneys' Fees. In the event of any dispute hereunder, or in the event of any action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover from the other his reasonable attorneys' fees and disbursements and other costs incurred in connection therewith.

         (g) Assignment. Neither this Agreement nor any right or interest under this Agreement shall be assignable by Executive. This Agreement shall not be assignable by the Company without the prior written consent of Executive.

         (h)   Entire   Agreement.   This   Agreement   sets  forth  the  entire
understanding and agreement of the parties with respect to Executive's employment by the Company on and after the date hereof. Said Agreement shall be binding upon the heirs, administrators, successors and assigns of the parties hereto. There are no oral agreements, modifications, representations or understandings relating to Executive's employment by the Company on and after the date hereof which are not specifically set forth herein. All negotiations regarding Executive's employment by the Company on and after the date hereof are merged into this Agreement.

         (i) Governing Law. This Agreement and each of the provisions hereunder shall be interpreted according to and governed by the internal laws of the State of California regardless of the principles of choice of law of that or any other jurisdiction. The parties hereto submit to the jurisdiction of the state and federal courts of the State of California.

         (j) No Mitigation of Damages. Executive shall not be required to mitigate the amount of any payment provided for in Sections 2 or 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Sections 2 or 3 be reduced by any compensation earned by him as the result of employment by another employer, or by retirement benefits, after the Date of Termination. The Company shall not be entitled to any rights to offset, mitigate or otherwise reduce the amounts owing to Executive by virtue of Sections 2 or 3 with respect to any rights, claims or damages which the Company may have against Executive.

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IN WITNESS WHEREOF,  the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive has executed this Agreement as of the day and year first above written.


"The Company"
NATIONAL LAMPOON, INC.


By:
    ----------------------------
    James P. Jimirro, Chairman



"Executive"

DANIEL S. LAIKIN


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